UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012

Alternative Energy & Environmental Solutions, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-170118	27-2830681
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

159 North State Street Newtown PA	18940
(Address of Principal Executive Offices)	(Zip Code)

215-968-1600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a  Material Definitive Agreement

On March 1, 2012, the Company terminated an Agreement and Plan of Merger dated as of July 7, 2011 (the "Merger Agreement") with U.S. EcoFuels, Inc., a Florida corporation ("ECO"), National Invest & Trade, Ltd., a Nevada corporation ("NIT") and Allen N. Sharpe the sole owner of NIT for breach by ECO and related parties in connection with their failure to fulfill the conditions to closing by the date specified in the Merger Agreement after numerous extensions by the Company.

The Merger Agreement and the business conducted by ECO were described in a Report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2011.

The Company is currently evaluating its options, which may include entering into a business similar to the business conducted by ECO.  To date, however, no decisions have been made about the future business of the Company.

This Report includes “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and anticipated future event.  However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits.
Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

ALTERNATIVE ENERGY & ENVIRONMENTAL SOLUTIONS, INC.

DATED: March 1, 2012	By:	/s/ Scott Williams
Scott Williams
President and Chief Executive Officer